Exhibit 99.1

News Release

From Nuance Communications
For Immediate Release
Contacts:
For Investors Kevin Faulkner Nuance Communications, Inc. Tel: 408-992-6100 Email: kevin.faulkner@nuance.com	For Press and Investors Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com

Nuance Announces Third Quarter Fiscal 2013 Results

Nuance Delivers 9.5% Revenue Growth; Key Wins in Recurring Businesses
Demonstrate Increasing Market Penetration and Position Nuance for Improved FY 14 Growth

BURLINGTON, Mass., August 6, 2013 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its third quarter fiscal 2013, ended June 30, 2013.

Nuance reported GAAP revenue of $469.8 million in the third quarter fiscal 2013, an 8.8% increase over GAAP revenue of $431.7 million in the third quarter of fiscal 2012.  Nuance reported non‑GAAP revenue of $490.8 million, which includes $21.0 million in revenue lost to accounting treatment in conjunction with acquisitions.  Third quarter fiscal 2013 non‑GAAP revenue grew 9.5% over non‑GAAP revenue of $448.2 million in the third quarter of fiscal 2012.

In the third quarter of fiscal 2013, Nuance recognized GAAP net loss of ($35.0) million, or ($0.11) per share, compared with GAAP net income of $79.3 million, or $0.25 per diluted share, in the third quarter of fiscal 2012. In the third quarter of fiscal 2013, Nuance reported non-GAAP net income of $109.5 million, or $0.34 per diluted share, compared to non-GAAP net income of $143.7 million, or $0.45 per diluted share, in the third quarter of fiscal 2012. Nuance's third quarter fiscal 2013 non‑GAAP operating margin was 28.1%, down from 36.1% in the third quarter of fiscal 2012. Nuance reported cash flow from operations of $85.5 million in the third quarter of fiscal 2013, down from $141.5 million in the third quarter of fiscal 2012. Nuance ended the third quarter of fiscal 2013 with a balance of cash and cash equivalents of $873.1 million.

Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company's use of non-GAAP measures.

“Nuance's revenue improved in the third quarter, and strong third quarter design wins and bookings in our recurring revenue streams position us well for improved performance in fiscal 2014,” said Paul Ricci, Nuance Chairman and CEO. “We continued to deliver innovative solutions and drive market penetration in strategic markets such as connected cars, voice-enabled televisions, healthcare revenue cycle management, mobile customer care and voice biometrics.”

Highlights from the quarter include:

•
Healthcare - For Nuance's healthcare solutions, third quarter fiscal 2013 non-GAAP revenue was $238.1 million, up 29.1% from the third quarter of fiscal 2012. We secured new business with key healthcare customers including Capella Healthcare, Catholic Health Initiatives, Cerner, Health and Human Services

Commission, Lehigh Valley Human Services, Prime Healthcare Services, St. Francis Health, St. Luke's Hospital, UNC Health Care and UPMC.

•
Mobile & Consumer - For Nuance's mobile and consumer solutions, third quarter fiscal 2013 non-GAAP revenue was $111.0 million, down 16.2% from the third quarter of fiscal 2012. We secured new business or design wins with key mobile customers including Airbiquity, Amazon, AMD, Apple, Bell Canada, Ford, HTC, Huawei, Hyundai, Intel, Lear, Mahindra, Mobis, Motorola, Navigon, OnStar, Optus, Samsung, Subaru, TCL, Toyota, TP Vision and XL Communications.

•
Enterprise - For Nuance's enterprise solutions, third quarter fiscal 2013 non-GAAP revenue was $78.9 million, up 5.9% from the third quarter of fiscal 2012. We secured new business with key enterprise customers including Banco Santander, Barclays, Carefirst of Maryland, Caremark, CenterPoint Energy, Cigna, Dell, E-Plus, Garanti Bank, Geico, HM Revenue & Customs, Huawei, Optus, PNC Bank, T-Mobile, Talk Talk, Telstra, Time Warner, Travelers, USAA and WellPoint.

•
Imaging - For Nuance's document imaging solutions, third quarter fiscal 2013 non-GAAP revenue was $62.8 million, up 10.6% from the third quarter of fiscal 2012. We secured new business with key imaging customers including Foley, HSBC, IBM, Lloyd's, Motorola, Sanofi and Travelers.

Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company's quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

As previously scheduled, the conference call will begin today, August 6, 2013 at 5:00 pm EDT and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance's Website at www.nuance.com. The call can also be heard by dialing (800) 230-1074 or (612) 234-9960 at least five minutes prior to the call and referencing code 296887. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 296887.

About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world.  Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance's proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance, the Nuance logo, Dragon Medical and eScription are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for our existing and future products; economic conditions in the United States and internationally; our ability to control and successfully manage our expenses and cash position; the effects of competition, including pricing pressure; possible defects in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our annual report on Form 10-K for the fiscal year ended September 30, 2012 and our quarterly reports filed with the

Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

The information included in this press release should not be viewed as a substitute for full GAAP financial statements.

Discussion of Non-GAAP Financial Measures
We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management's compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non--GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non--GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2013 and 2012, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which is described below.

Acquisition-Related Revenue and Cost of Revenue.
We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from Equitrac, J.A. Thomas and Quantim for the three months ended June 30, 2013 and primarily from SafeCom, Quantim and J.A. Thomas for the nine months ended June 30, 2013, that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have otherwise recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-Related Costs, Net.
In recent years, we have completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services, including services provided by third parties.

(ii) Professional service fees. Professional service fees include third party costs related to the acquisition, and legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.

(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs Associated with IP Collaboration Agreement.
In order to gain access to a third party's extensive speech recognition technology and natural language and semantic processing technology, we have entered into IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, we will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, we consider these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements' terms to be an investing activity, outside of our normal, organic, continuing operating activities, and are therefore presenting this supplemental information to show the results excluding these expenses. We do not exclude from our non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although our bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of the collaboration agreement and have incentives based on those results.

Non-Cash Expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:

(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company's stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii and iii) Certain accrued interest and income taxes. We also exclude certain accrued interest and certain accrued income taxes because we believe that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.

Other Expenses.
We exclude certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash. Other items such as gains or losses on non-controlling strategic equity interests and contributions of $4.6 million to the Nuance Foundation, which was established to provide grants to educational institutions and other non-profit organizations to advance charitable, scientific, literary or educational purposes, are also excluded.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended June 30,		Nine months ended June 30,
	2013	2012	2013	2012

Revenues:
Product and licensing	$191,568	$190,299	$561,363	$531,499
Professional services and hosting	210,423	181,940	623,992	477,057
Maintenance and support	67,778	59,505	197,681	174,172
Total revenues	469,769	431,744	1,383,036	1,182,728

Cost of revenues:
Product and licensing	25,844	16,669	75,096	53,124
Professional services and hosting	140,441	115,205	404,131	302,580
Maintenance and support	12,586	11,093	40,481	33,006
Amortization of intangible assets	15,187	14,933	48,107	44,734
Total cost of revenues	194,058	157,900	567,815	433,444

Gross profit	275,711	273,844	815,221	749,284

Operating expenses:
Research and development	73,134	56,084	214,408	162,130
Sales and marketing	98,889	93,156	314,372	267,907
General and administrative	50,754	43,016	125,528	115,480
Amortization of intangible assets	27,303	25,917	78,730	71,025
Acquisition-related (income) costs, net	(8,458)	16,775	22,723	46,372
Restructuring and other charges, net	7,940	1,402	14,669	6,802
Total operating expenses	249,562	236,350	770,430	669,716

Income from operations	26,149	37,494	44,791	79,568

Other expense, net	(34,133)	(6,129)	(108,606)	(35,915)

(Loss) income before income taxes	(7,984)	31,365	(63,815)	43,653

Provision (benefit) from income taxes	26,990	(47,899)	19,103	(45,841)

Net (loss) income	$(34,974)	$79,264	$(82,918)	$89,494

Net (loss) income per share:
Basic	$(0.11)	$0.26	$(0.26)	$0.29
Diluted	$(0.11)	$0.25	$(0.26)	$0.28

Weighted average common shares outstanding:
Basic	315,441	306,766	314,348	305,364
Diluted	315,441	320,559	314,348	321,752

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2013	September 30, 2012
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$873,051	$1,129,761
Accounts receivable, net	379,953	381,417
Prepaid expenses and other current assets	171,606	190,128
Total current assets	1,424,610	1,701,306

Land, building and equipment, net	137,541	116,134
Goodwill	3,264,186	2,955,477
Intangible assets, net	959,813	906,538
Other assets	200,688	119,585
Total assets	$5,986,838	$5,799,040

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$4,816	$148,542
Redeemable convertible debentures	—	231,552
Contingent and deferred acquisition payments	—	49,685
Accounts payable and accrued expenses	317,907	328,374
Deferred revenue	266,056	206,610
Total current liabilities	588,779	964,763

Long-term portion of debt	2,343,567	1,735,811
Deferred revenue, net of current portion	130,419	108,481
Other liabilities	268,649	243,279
Total liabilities	3,331,414	3,052,334

Equity component of currently redeemable convertible debentures	—	18,430
Stockholders' equity	2,655,424	2,728,276
Total liabilities and stockholders' equity	$5,986,838	$5,799,040

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended June 30,		Nine months ended June 30,
	2013	2012	2013	2012

Cash flows from operating activities:
Net (loss) income	$(34,974)	$79,264	$(82,918)	$89,494
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	52,533	49,228	155,109	139,518
Stock-based compensation	39,195	45,608	114,108	116,416
Non-cash interest expense	9,346	8,724	28,923	24,788
Deferred tax provision (benefit)	23,049	(47,970)	(1,179)	(59,200)
Loss (Gain) on non-controlling strategic equity interest	790	(13,726)	790	(13,726)
Other	(9,538)	2,100	(10,640)	3,512
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(3,568)	968	26,713	(33,330)
Prepaid expenses and other assets	(732)	3,169	(12,249)	(980)
Accounts payable	(21,962)	6,651	(19,815)	22,492
Accrued expenses and other liabilities	19,581	14,698	29,082	11,735
Deferred revenue	11,761	(7,224)	73,591	30,824
Net cash provided by operating activities	85,481	141,490	301,515	331,543
Cash flows from investing activities:
Capital expenditures	(12,089)	(14,234)	(41,677)	(52,009)
Payments for business and technology acquisitions, net of cash acquired	(100,512)	(538,984)	(574,771)	(665,817)
Purchases of marketable securities and other investments	(629)	(5,156)	(448)	(5,156)
Proceeds from sales and maturities of marketable securities and other investments	—	10,252	—	31,011
Change in restricted cash balances	—	—	—	6,747
Net cash used in investing activities	(113,230)	(548,122)	(616,896)	(685,224)
Cash flows from financing activities:
Payments of debt	(1,230)	(1,653)	(147,353)	(5,259)
Proceeds from long-term debt, net of issuance costs	(644)	(20)	351,748	676,297
Payments for repurchases of common stock	(103,036)	—	(103,036)	(199,997)
(Payments for) proceeds from settlement of share-based derivatives, net	—	—	(3,801)	9,020
Payments of other long-term liabilities	(309)	(2,754)	(1,629)	(8,145)
Excess tax benefits on employee equity awards	—	(11,083)	—	(4,083)
Proceeds from issuance of common stock from employee stock plans	5,646	1,432	18,731	18,863
Cash used to net share settle employee equity awards	(4,071)	(2,986)	(53,589)	(39,125)
Net cash (used in) provided by financing activities	(103,644)	(17,064)	61,071	447,571
Effects of exchange rate changes on cash and cash equivalents	(858)	(3,489)	(2,400)	(1,559)
Net (decrease) increase in cash and cash equivalents	(132,251)	(427,185)	(256,710)	92,331
Cash and cash equivalents at beginning of period	1,005,302	966,740	1,129,761	447,224
Cash and cash equivalents at end of period	$873,051	$539,555	$873,051	$539,555

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended June 30,		Nine months ended June 30,
	2013	2012	2013	2012

GAAP revenue	$469,769	$431,744	$1,383,036	$1,182,728
Acquisition-related revenue adjustments: product and licensing	13,929	13,521	59,383	56,436
Acquisition-related revenue adjustments: professional services and hosting	5,976	1,111	20,869	3,089
Acquisition-related revenue adjustments: maintenance and support	1,121	1,831	3,952	5,724
Non-GAAP revenue	$490,794	$448,207	$1,467,241	$1,247,977

GAAP cost of revenue	$194,058	$157,900	$567,815	$433,444
Cost of revenue from amortization of intangible assets	(15,187)	(14,933)	(48,107)	(44,734)
Cost of revenue adjustments: product and licensing (1,2)	1,148	1,785	5,161	6,133
Cost of revenue adjustments: professional services and hosting (1,2)	(5,031)	(6,652)	(11,214)	(17,163)
Cost of revenue adjustments: maintenance and support (1,2)	(558)	(321)	(3,091)	(626)
Non-GAAP cost of revenue	$174,430	$137,779	$510,564	$377,054

GAAP gross profit	$275,711	$273,844	$815,221	$749,284
Gross profit adjustments	40,653	36,584	141,456	121,639
Non-GAAP gross profit	$316,364	$310,428	$956,677	$870,923

GAAP income from operations	$26,149	$37,494	$44,791	$79,568
Gross profit adjustments	40,653	36,584	141,456	121,639
Research and development (1)	8,700	7,454	25,409	19,307
Sales and marketing (1)	13,261	13,887	42,634	36,094
General and administrative (1)	11,102	17,165	30,155	42,995
Amortization of intangible assets	27,303	25,917	78,730	71,025
Costs associated with IP collaboration agreements	4,937	5,250	15,645	15,750
Acquisition-related costs, net	(8,458)	16,775	22,723	46,372
Restructuring and other charges, net	7,940	1,402	14,669	6,802
Other	6,189	—	6,189	—
Non-GAAP income from operations	$137,776	$161,928	$422,401	$439,552

GAAP provision (benefit) from income taxes	$26,990	$(47,899)	$19,103	$(45,841)
Non-cash taxes	(22,438)	54,900	(2,615)	63,142
Non-GAAP provision for income taxes	$4,552	$7,001	$16,488	$17,301

GAAP net (loss) income	$(34,974)	$79,264	$(82,918)	$89,494
Acquisition-related adjustment - revenue (2)	21,025	16,463	84,205	65,249
Acquisition-related adjustment - cost of revenue (2)	(1,691)	(1,914)	(6,766)	(6,364)
Acquisition-related costs, net	(8,458)	16,775	22,723	46,372
Cost of revenue from amortization of intangible assets	15,187	14,933	48,107	44,734
Amortization of intangible assets	27,303	25,917	78,730	71,025
Non-cash stock-based compensation (1)	39,195	45,608	114,108	116,416
Non-cash interest expense, net	9,346	8,724	28,923	24,788
Non-cash income taxes	22,438	(54,900)	2,615	(63,142)
Costs associated with IP collaboration agreements	4,937	5,250	15,645	15,750
Change in fair value of share-based instruments	228	(112)	5,753	(6,350)
Loss (Gain) on non-controlling strategic equity interests	790	(13,726)	790	(13,726)
Restructuring and other charges, net	7,940	1,402	14,669	6,802
Other	6,189	—	6,189	—
Non-GAAP net income	$109,455	$143,684	$332,773	$391,048

Non-GAAP diluted net income per share	$0.34	$0.45	$1.03	$1.22

Diluted weighted average common shares outstanding	323,219	320,559	323,741	321,752

Schedules may not add due to rounding.

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended June 30,		Nine months ended June 30,
	2013	2012	2013	2012

(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$145	$16	$498	$118
Cost of professional services and hosting	5,429	6,765	12,321	17,276
Cost of maintenance and support	558	321	3,091	626
Research and development	8,700	7,454	25,409	19,307
Sales and marketing	13,261	13,887	42,634	36,094
General and administrative	11,102	17,165	30,155	42,995
Total	$39,195	$45,608	$114,108	$116,416

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$21,025	$16,463	$84,205	$65,249
Cost of product and licensing	(1,293)	(1,801)	(5,659)	(6,251)
Cost of professional services and hosting	(398)	(113)	(1,107)	(113)
Total	$19,334	$14,549	$77,439	$58,885

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Healthcare	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2012	2012	2012	2012	2012	2013	2013	2013
GAAP Revenue	$145.1	$149.7	$184.5	$189.3	$668.6	$204.7	$219.1	230.0
Adjustment	$0.2	$0.2	$0.0	$0.4	$0.8	$12.7	$10.2	8.1
Non-GAAP Revenue	$145.3	$149.9	$184.5	$189.7	$669.4	$217.4	$229.3	238.1

Mobile & Consumer	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2012	2012	2012	2012	2012	2013	2013	2013
GAAP Revenue	$103.4	$110.3	$126.0	$143.2	$483.0	$128.8	$113.0	108.7
Adjustment	$5.1	$4.8	$6.4	$9.0	$25.3	$2.9	$3.2	2.3
Non-GAAP Revenue	$108.5	$115.1	$132.4	$152.2	$508.3	$131.7	$116.2	111.0

Enterprise	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2012	2012	2012	2012	2012	2013	2013	2013
GAAP Revenue	$72.2	$79.6	$74.1	$89.1	$315.0	$83.7	$72.9	78.1
Adjustment	$3.6	$11.8	$0.4	$1.2	$17.0	$0.0	$1.6	0.8
Non-GAAP Revenue	$75.8	$91.4	$74.5	$90.3	$332.0	$83.7	$74.5	78.9

Imaging	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2012	2012	2012	2012	2012	2013	2013	2013
GAAP Revenue	$39.9	$50.7	$47.1	$47.2	$184.9	$45.1	$46.0	53.0
Adjustment	$12.5	$10.6	$9.7	$10.7	$43.5	$14.5	$18.0	9.8
Non-GAAP Revenue	$52.4	$61.3	$56.8	$57.9	$228.4	$59.6	$64.0	62.8

Schedules may not add due to rounding.